Exhibit 99.1
For Immediate News Release
February 3, 2010
AVALONBAY COMMUNITIES, INC. ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2009 OPERATING RESULTS
AND PROVIDES INITIAL 2010 FINANCIAL OUTLOOK
(Alexandria, VA) AvalonBay Communities, Inc. (NYSE: AVB) reported today that Net Income Attributable to Common Stockholders (“Net Income”) for the quarter ended December 31, 2009 was $32,394,000. This resulted in Earnings per Share — diluted (“EPS”) of $0.40 for the quarter ended December 31, 2009, compared to a Loss per Share, diluted of $0.02 for the comparable period of 2008. For the year ended December 31, 2009, EPS was $1.93 compared to $5.17 for the year ended December 31, 2008, a per share decrease of 62.7%.
The increase in the fourth quarter 2009 EPS over the prior year period is due primarily to the non-cash charges from land impairments and abandoned pursuit costs incurred in 2008. In addition, asset sales and related gains in the fourth quarter of 2009 were larger than those in the fourth quarter of 2008. The decrease for the full year 2009 EPS over the prior year is primarily due to the reduced number of communities sold and amount of gains related to these sales in 2009 as compared to the prior year.
Funds from Operations attributable to common stockholders — diluted (“FFO”) for the quarter ended December 31, 2009 on a per share basis increased 113.3% to $0.64 per share from $0.30 per share for the comparable period of 2008. FFO per share for the full year ended December 31, 2009 decreased by 4.4% to $3.89 from $4.07 for the comparable period of 2008.
During the fourth quarter 2009, the Company recognized net charges for non-routine items of approximately $29,000,000 due primarily to costs associated with the tender offer on the Company’s unsecured notes completed in October. For the full year 2009, the Company recognized net charges for non-routine items of approximately $46,000,000 due primarily to land impairment charges and costs associated with the October unsecured notes tender. Included in the non-routine charges for the quarter ended December 31, 2009, are impairments for one unconsolidated asset and one land parcel, for a combined total impairment of approximately $3,500,000 million. While the Company is not aware of any additional impairments present in its portfolio or development pipeline, the Company’s focus on value creation through development of new apartments and the existence of a large development pipeline, presents valuation risk that could result in future impairment charges that are not apparent or determinable at this time.
Detail of the impacts of non-routine items on FFO and Net Income per share amounts for the fourth quarter and full year 2009 and 2008 are presented in Attachment 17.
Adjusting for these non-routine items, FFO per share for the three months and full year ended December 31, 2009 would have decreased by 18.7% and 11.3%, respectively from the prior year periods.
Commenting on the Company’s results, Bryce Blair, Chairman and CEO, said “Our fourth quarter report caps a challenging year for the economy, our industry and the Company. We expect 2010 to be a transition year, where a continued weak economic climate that pressures apartment performance will trend into a period of stronger demand/supply fundamentals for 2011 and beyond. We plan to increase investment activity in 2010 to ensure we deliver product into what we anticipate will be the early growth phase of the next expansion.”
Operating Results for the Quarter Ended December 31, 2009 Compared to the Prior Year Period
For the Company, including discontinued operations, total revenue decreased by $615,000, or 0.3% to $220,653,000. For Established Communities, rental revenue decreased 6.1% due to an increase in Economic Occupancy of 0.2% and a decrease in Average Rental Rates of 6.3%. As a result, total revenue for Established Communities decreased $9,100,000 to $143,440,000. Operating expenses for Established Communities increased $3,219,000, or 6.7% to $51,027,000. Accordingly, Net Operating Income (“NOI”) for Established Communities decreased by $12,319,000, or 11.8% to $92,413,000.
The following table reflects the percentage changes in rental revenue, operating expenses and NOI for

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Established Communities for the fourth quarter of 2008 compared to the fourth quarter of 2009:

	4Q 09 Compared to 4Q 08
	Rental	Operating		% of
	Revenue	Expenses	NOI	NOI (1)

New England	(5.4%)	3.0%	(10.0%)	20.0%
Metro NY/NJ	(6.6%)	6.0%	(11.7%)	27.4%
Mid-Atlantic/Midwest	(1.1%)	8.6%	(6.3%)	17.1%
Pacific NW	(10.6%)	17.1%	(21.7%)	4.1%
No. California	(10.2%)	7.0%	(16.2%)	19.4%
So. California	(6.6%)	8.3%	(12.4%)	12.0%

Total	(6.1%)	6.7%	(11.8%)	100.0%

(1)	Total represents each region’s % of total NOI from the Company, including discontinued operations.
Operating Results for the Full Year December 31, 2009 Compared to the Prior Year
For the Company, including discontinued operations, total revenue increased by $3,963,000, or 0.4% to $886,668,000. For Established Communities, rental revenue decreased 3.7% due to a decrease in Economic Occupancy of 0.6% and a decrease in Average Rental Rates of 3.1%. As a result, total revenue for Established Communities decreased $22,053,000 to $588,423,000. Operating expenses for Established Communities increased $7,654,000, or 4.0% to $201,296,000. Accordingly, NOI for Established Communities decreased by $29,707,000, or 7.1% to $387,127,000.
The following table reflects the percentage changes in rental revenue, operating expenses and NOI for Established Communities for the full year December 31, 2009 as compared to the full year December 31, 2008:

	Full Year 2009 Compared to Full Year 2008
	Rental	Operating		% of
	Revenue	Expenses	NOI	NOI (1)

New England	(4.0%)	2.5%	(7.5%)	20.0%
Metro NY/NJ	(4.3%)	3.0%	(7.4%)	27.4%
Mid-Atlantic/Midwest	(0.6%)	4.3%	(3.4%)	16.7%
Pacific NW	(5.0%)	5.8%	(9.3%)	4.6%
No. California	(4.7%)	4.8%	(7.9%)	20.1%
So. California	(5.0%)	7.2%	(9.7%)	11.2%

Total	(3.7%)	4.0%	(7.1%)	100.0%

(1)	Total represents each region’s % of total NOI from the Company, including discontinued operations.
Cash concessions are recognized in accordance with generally accepted accounting principles (“GAAP”) and are amortized over the approximate lease term, which is generally one year. The following table reflects the percentage changes in rental revenue with concessions on a GAAP basis and Rental Revenue with Concessions on a Cash Basis for our Established Communities:

		Full Year 09
	4Q 09 vs 4Q 08	vs Full Year 08

Rental Revenue Change with	(6.1%)	(3.7%)
Concessions on a GAAP Basis

Rental Revenue Change with
Concessions on a Cash Basis	(5.2%)	(3.2%)
Development Activity
The Company completed the development of four communities in the fourth quarter of 2009 totaling 1,382 apartment homes for an aggregate Total Capital Cost of $465,200,000:
•	Avalon White Plains located in White Plains, NY contains 407 apartment homes and was completed for a Total Capital Cost of $153,000,000;

•	Avalon Union City located in Union City, CA contains 439 apartment homes and was completed for a Total Capital Cost of $118,700,000;

•	Avalon at Mission Bay North III located in San Francisco, CA contains 260 apartment homes and was completed for a Total Capital Cost of $147,400,000; and

•	Avalon Blue Hills located in Randolph, MA contains 276 apartment homes and was completed for a Total Capital Cost of $46,100,000.
During 2009, the Company completed the development of nine communities containing an aggregate of 2,526 apartment homes for a Total Capital Cost of $810,700,000.
During the fourth quarter of 2009, the Company commenced the development of two communities: Avalon Northborough II, located in Northborough, MA and Avalon at West Long Branch, located in West Long Branch, NJ. These two communities will contain an aggregate 399 apartment homes when completed for an estimated Total Capital Cost of $64,900,000. These communities are the only development starts by the Company in 2009.
At December 31, 2009, the Company had seven communities under development, with a Total Capital Cost of $813,300,000, and $245,000,000 of capital remaining to be funded. This is a decrease from December 31, 2008 when the Company had 14 communities under development with a Total Capital Cost of $1,583,800,000.
Redevelopment Activity
During the fourth quarter of 2009, the Company commenced the redevelopment of Avalon at Willow Creek located in Fremont, CA. Avalon at Willow Creek contains 235 apartment homes and will be redeveloped for an estimated Total Capital Cost of $7,500,000,

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excluding costs incurred prior to redevelopment. The Company did not complete any redevelopments during the fourth quarter of 2009.
During 2009, the Company completed the redevelopment of four communities containing 926 apartment homes for a Total Capital Cost of $28,700,000, excluding costs incurred prior to redevelopment.
Disposition Activity
During the fourth quarter of 2009, the Company sold three communities: Avalon at Parkside, located in San Jose, CA, Avalon Orange, located in New Haven, CT, and Avalon at Flanders Hill, located in Westborough, MA. These three communities contain 640 apartment homes and were sold for an aggregate sales price of $110,175,000. These dispositions resulted in a gain in accordance with GAAP of approximately $34,190,000 and an Economic Gain of approximately $21,563,000. The weighted average Initial Year Market Cap Rate for these three communities was 6.3% and the Unleveraged IRR over a nine year average holding period was 11.5%.
During 2009, the Company sold five communities containing 1,037 apartment homes. These communities were sold for an aggregate sales price of $179,675,000, resulting in a GAAP gain of approximately $61,116,000 and an Economic Gain of approximately $44,490,000. The weighted average Initial Year Market Cap Rate related to these dispositions was 6.5% and the Unleveraged IRR over a weighted average holding period of approximately 10 years was 13.0%.
In January 2010, the Company sold Avalon at Danada Farms, a 295 apartment home community, located in Wheaton, IL for $45,450,000.
Investment Management Fund Activity
The Company currently has investments in and serves as the manager for two private, discretionary investment management vehicles.
In November 2009, AvalonBay Value Added Fund II, L.P. (“Fund II”) purchased its second community located in Fairfax, VA. The garden-style community containing 491 homes, will be renamed Avalon Fair Oaks and was acquired for a purchase price of $71,000,000 or approximately $145,000 per apartment home.
In February 2010, Fund II purchased its third community located in Montgomery Village, MD. The garden-style community, renamed Avalon Rothbury, contains 203 homes and was acquired for a purchase price of $31,250,000 or approximately $154,000 per apartment home.
Financing, Liquidity and Balance Sheet Statistics
During 2009, the Company raised approximately $1,722,000,000 from a variety of sources as detailed below:
•	Secured debt of $833,580,000, which includes $93,440,000 held in escrow, associated with a Development Right ;

•	Gross proceeds from asset sales of approximately $193,200,000;

•	Unsecured debt of $500,000,000;

•	Issuance of common stock with net proceeds of approximately $103,000,000; and

•	Additional joint venture partner capital commitments for Fund II of approximately $92,000,000.
The proceeds received from these transactions were used to fund the Company’s development and redevelopment activity, to redeem certain secured and unsecured notes (including the October 2009 unsecured note tender discussed in the next section) and to repay all amounts then outstanding on the Company’s unsecured credit facility discussed below.
At December 31, 2009, the Company had no amounts outstanding under its $1,000,000,000 unsecured credit facility and the Company had $316,367,000 in unrestricted cash and cash in escrow. The cash in escrow is available for development activity and includes $93,440,000 in bond proceeds related to an existing Development Right that the Company expects to develop in the future. Unencumbered NOI as a percentage of total NOI generated by real estate assets for the full year December 31, 2009 was 65%. Adjusting for the costs associated with the tender offer completed in October 2009, discussed below, Interest Coverage for the fourth quarter of 2009 was 2.7 times.
Capital Markets Activity
In October 2009, the Company completed a tender offer commenced in September 2009. The Company purchased $300,000,000 principal amount of its unsecured notes at a weighted average purchase price of 108% of par. Also in October 2009, the Company purchased an additional $10,100,000 principal amount of its unsecured notes at a price of 107% of par. The Company recognized a charge for the purchase premium and the accelerated recognition of certain deferred issuance costs of approximately $27,000,000 in the fourth quarter of 2009. All of the notes purchased by the Company were cancelled.
In October 2009, the Company repaid the final $112,200,000 outstanding under its $330,000,000 unsecured term loan in advance of the January 2011 scheduled maturity date.

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Also in October 2009, the Company effectively converted $300,000,000 principal of fixed rate unsecured notes with a weighted average maturity of approximately two years to floating rate debt at a weighted average interest rate of three month LIBOR plus 5.42%, through the execution of interest rate swaps.
In December 2009, the Company repaid a $33,615,000 variable rate secured note, pursuant to its scheduled maturity.
In February 2010, the Company repaid a $13,691,000 6.47% fixed rate secured note in advance of its March 2012 scheduled maturity date.
2010 Financial Outlook
Management considers several third party economic forecasts in setting operating expectations for 2010. Based on a composite view of these forecasts, management expects job growth to emerge in the second half of 2010. Growth in those age groups that have historically demonstrated a higher propensity to rent will continue to generate pent-up demand for rental housing, which may materialize as job markets improve. The for-sale housing market is expected to remain sluggish in most of the Company’s markets during 2010. In addition, the level of new rental completions in the Company’s markets is anticipated to decline during 2010 from 2009 levels.
The following presents the Company’s financial outlook for 2010, the details of which are summarized on Attachments 15 and 16.
Projected EPS is expected to be within a range of $1.60 to $1.85 for the full year 2010.
The Company expects 2010 Projected FFO per share to be in the range of $3.60 to $3.85 as compared to $3.89 for the full year 2009, resulting in a decrease in Projected FFO per share of approximately 4% at the mid-point of the range.
For the first quarter of 2010, the Company expects projected EPS within a range of $1.06 to $1.12. The Company expects Projected FFO per share in the first quarter of 2010 within a range of $0.89 to $0.93.
The Company’s 2010 financial outlook is based on a number of assumptions and estimates, which are provided on Attachment 15 of this release. The primary assumptions and estimates include the following:
Property Operations
•	The Company expects a decline in Established Communities revenue of 3.0% to 4.5%.

•	The Company expects a change in Established Communities operating expenses of (1.0%) to 1.0%.

•	The Company expects a decline in Established Communities NOI within a range of 5.0% to 7.0%.
Development
•	The Company currently has seven communities under development. During 2010, the Company expects to disburse approximately $375,000,000 related to these communities and expected acquisitions of land for future development.

•	The Company expects to complete the development of one community during 2010 for an aggregate Total Capital Cost of approximately $77,400,000.

•	The Company anticipates starting approximately $380,000,000 of new development during 2010, of which $125,000,000 is expected to be disbursed during 2010.
Dispositions
The Company expects gross sales proceeds from planned asset dispositions of approximately $190,000,000 in 2010, occurring in the early part of the year.
Capital Markets
The Company expects to issue new unsecured and secured debt, common stock or other forms of capital in 2010 totaling $200,000,000.
First Quarter 2010 Conference/Event Schedule
The Company expects to release its first quarter 2010 earnings on April 28, 2010 after the market closes. The Company expects to hold a conference call on April 29, 2010 at 1:00 PM EDT to discuss the first quarter 2010 results.
Management is scheduled to attend Citi’s Global Property CEO Conference from Feb 28 — Mar 3, 2010. Management may discuss the Company’s current operating environment; operating trends; development, redevelopment, disposition and acquisition activity; financial outlook and other business and financial matters affecting the Company. Details on how to access related materials will be available beginning February 5, 2010 on the Company’s website at http://www.avalonbay.com/events.
Other Matters
The Company will hold a conference call on February 4, 2010 at 1:00 PM EST to review and answer questions about this release, its fourth quarter and full year results, the Attachments (described below) and related matters. To participate on the call, dial 1-877-510-2397 domestically and 1-763-416-6924 internationally.

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To hear a replay of the call, which will be available from February 4, 2010 at 3:00 PM EST to February 11, 2010 at 11:59 PM EST, dial 1-800-642-1687 domestically and 1-706-645-9291 internationally, and use Access Code: 49801463.
A webcast of the conference call will also be available at http://www.avalonbay.com/earnings, and an on-line playback of the webcast will be available for at least 30 days following the call.
The Company produces Earnings Release Attachments (the “Attachments”) that provide detailed information regarding operating, development, redevelopment, disposition and acquisition activity. These Attachments are considered a part of this earnings release and are available in full with this earnings release via the Company’s website at http://www.avalonbay.com/earnings. To receive future press releases via e-mail, please submit a request through http://www.avalonbay.com/email.
About AvalonBay Communities, Inc.
As of December 31, 2009, the Company owned or held a direct or indirect ownership interest in 172 apartment communities containing 50,364 apartment homes in ten states and the District of Columbia, of which seven communities were under construction and seven communities were under reconstruction. The Company is an equity REIT in the business of developing, redeveloping, acquiring and managing apartment communities in high barrier to entry markets of the United States. More information may be found on the Company’s website at http://www.avalonbay.com. For additional information, please contact John Christie, Senior Director of Investor Relations and Research at 1-703-317-4747 or Thomas J. Sargeant, Chief Financial Officer at 1-703-317-4635.
Forward-Looking Statements
This release, including its Attachments, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the Company’s use of words such as “expects,” “plans,” “estimates,” “anticipates,” “projects,” “intends,” “believes,” “outlook” and similar expressions that do not relate to historical matters. Actual results may differ materially from those expressed or implied by the forward-looking statements as a result of risks and uncertainties, which include the following: we may abandon development or redevelopment opportunities for which we have already incurred costs; adverse capital and credit market conditions may affect our access to various sources of capital and/or cost of capital, which may affect our business activities, earnings and common stock price, among other things; changes in local employment conditions, demand for apartment homes, supply of competitive housing products, and other economic conditions may result in lower than expected occupancy and/or rental rates and adversely affect the profitability of our communities; increases in costs of materials, labor or other expenses may result in communities that we develop or redevelop failing to achieve expected profitability; delays in completing development, redevelopment and/or lease-up may result in increased financing and construction costs and may delay and/or reduce the profitability of a community; debt and/or equity financing for development, redevelopment or acquisitions of communities may not be available or may not be available on favorable terms; we may be unable to obtain, or experience delays in obtaining, necessary governmental permits and authorizations; and increases in costs of materials, labor or other expenses may result in communities that we develop or redevelop failing to achieve expected profitability. Additional discussions of risks and uncertainties appear in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 under the headings “Risk Factors” and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements” and in subsequent quarterly reports on Form 10-Q.
The Company does not undertake a duty to update forward-looking statements, including its expected operating results for the first quarter and full year 2010. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.

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Definitions and Reconciliations
Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and further explained on Attachment 17, “Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.” Attachment 17 is included in the full earnings release available at the Company’s website at http://www.avalonbay.com/earnings. This wire distribution includes only definitions and reconciliations of the following Non-GAAP financial measures:
FFO is determined based on a definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is calculated by the Company as Net Income or loss computed in accordance with GAAP, adjusted for gains or losses on sales of previously depreciated operating communities, extraordinary gains or losses (as defined by GAAP), cumulative effect of a change in accounting principle and depreciation of real estate assets, including adjustments for unconsolidated partnerships and joint ventures. Management generally considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses related to dispositions of previously depreciated operating communities and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. A reconciliation of FFO to Net Income is as follows (dollars in thousands):

	Q4	Q4	Full Year	Full Year
	2009	2008	2009	2008

Net income attributable to the Company	$32,394	$2,123	$155,647	$411,487
Dividends attributable to preferred stock	—	(3,929)	—	(10,454)
Depreciation — real estate assets, including discontinued operations and joint venture adjustments	57,524	51,776	221,415	203,082
Distributions to noncontrolling interests, including discontinued operations	14	44	66	216
Gain on sale of unconsolidated entities holding previously depreciated real estate assets	—	—	—	(3,483)
Gain on sale of previously depreciated real estate assets	(37,217)	(27,051)	(63,887)	(284,901)

FFO attributable to common stockholders	$52,715	$22,963	$313,241	$315,947

Average shares outstanding — diluted	81,869,688	77,734,587	80,599,657	77,578,852
Earnings per share — diluted	$0.40	$(0.02)	$1.93	$5.17

FFO per common share — diluted	$0.64	$0.30	$3.89	$4.07

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Projected FFO, as provided within this release in the Company’s outlook, is calculated on a basis consistent with historical FFO, and is therefore considered to be an appropriate supplemental measure to projected net income from projected operating performance. A reconciliation of the range provided for Projected FFO per share (diluted) for the first quarter and full year 2010 to the range provided for Projected EPS (diluted) is as follows:

	Low	High
	range	range

Projected EPS (diluted) — Q1 10	$1.06	$1.12
Projected depreciation (real estate related)	0.69	0.71
Projected gain on sale of operating communities	(0.86)	(0.90)

Projected FFO per share (diluted) — Q1 10	$0.89	$0.93

Projected EPS (diluted) — Full Year 2010	$1.60	$1.85
Projected depreciation (real estate related)	2.75	3.00
Projected gain on sale of operating communities	(0.75)	(1.00)

Projected FFO per share (diluted) — Full Year 2010	$3.60	$3.85

The Company’s results for the quarter and year ended December 31, 2009 and the comparable prior year periods include the non-routine items outlined in the following table:
Non-Routine Items
Decrease (Increase) in Net Income and FFO
(dollars in thousands)

		Full Year			Full Year
	Q4 08	2008	Q4 09		2009
Land impairments	$57,899	$57,899	$850		$21,152
Abandoned pursuits (1)	6,611	6,611	—		1,139
Severance and related costs	3,400	3,400	2,500		4,500
Federal excise tax	3,200	3,200	1,000	(3)	515
(Gain) loss on unsecured notes repurchase	(1,839)	(1,839)	26,972	(3)	25,910
Gain on sale of land	—	—	(4,589)		(4,830)
Joint venture income adjustment (2)	—	—	2,600		(1,294)
Legal settlement proceeds, net	—	—	(75	) (3)	(1,175)
Preferred stock deferred offering expenses	3,566	3,566	—		—
Fund II organizational costs	—	1,209	—		—

Total non-routine items	$72,837	$74,046	$29,258		$45,917

Weighted Average Dilutive Shares Outstanding	77,734,587	77,578,852	81,869,688		80,599,657

(1)	For purposes of non-routine classification, abandoned pursuits includes costs expensed by the Company for individual pursuits in excess of $1,000 in a given quarter.

(2)	Includes the Company’s promoted interest of $3,894 in joint venture, and the Company’s pro-rata portion of an impairment charge on a community in an unconsolidated joint venture of $2,600.

(3)	Non-routine item was included in the Company’s full year 2009 Outlook provided in November 2009.

The Company’s outlook included $2,900 for federal excise tax.

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NOI is defined by the Company as total property revenue less direct property operating expenses (including property taxes), and excludes corporate-level income (including management, development and other fees), corporate-level property management and other indirect operating expenses, investments and investment management expenses, expensed development and other pursuit costs, net interest expense, general and administrative expense, joint venture income, net income or expense attributable to noncontrolling interests, depreciation expense, gain on sale of real estate assets and income from discontinued operations. The Company considers NOI to be an appropriate supplemental measure to net income of operating performance of a community or communities because it helps both investors and management to understand the core operations of a community or communities prior to the allocation of corporate-level property management overhead or general and administrative costs. This is more reflective of the operating performance of a community, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.
A reconciliation of NOI (from continuing operations) to Net Income, as well as a breakdown of NOI by operating segment, is as follows (dollars in thousands):

	Q4	Q4	Full Year	Full Year
	2009	2008	2009	2008

Net income	$32,350	$1,866	$154,274	$410,746
Indirect operating expenses, net of corporate income	7,392	7,839	30,315	33,010
Investments and investment management expense	1,045	1,145	3,844	4,787
Expensed development and other pursuit costs	746	9,467	5,842	12,511
Interest expense, net	42,107	30,829	150,323	114,910
Loss (gain) on extinguishment of debt, net	26,972	(1,839)	25,910	(1,839)
General and administrative expense	10,360	15,960	28,748	42,781
Joint venture loss (income)	2,698	(238)	(1,441)	(4,566)
Depreciation expense	55,392	48,592	209,746	183,748
Impairment loss — land holdings	850	57,899	21,152	57,899
Gain on sale of real estate assets	(41,806)	(27,051)	(68,717)	(284,901)
Income from discontinued operations	(2,570)	(4,564)	(13,974)	(27,353)

NOI from continuing operations	$135,536	$139,905	$546,022	$541,733

Established:
New England	$18,365	$20,398	$75,766	$81,887
Metro NY/NJ	24,663	27,938	103,558	111,859
Mid-Atlantic/Midwest	18,631	19,888	74,983	77,639
Pacific NW	4,160	5,316	19,101	21,070
No. California	16,242	19,373	70,819	76,875
So. California	10,352	11,819	42,900	47,504

Total Established	92,413	104,732	387,127	416,834

Other Stabilized	20,220	21,202	81,517	67,289
Development/Redevelopment	22,903	13,971	77,378	57,610

NOI from continuing operations	$135,536	$139,905	$546,022	$541,733

NOI as reported by the Company does not include the operating results from discontinued operations (i.e., assets sold during the period January 1, 2008 through December 31, 2009). A reconciliation of NOI from communities sold or classified as discontinued operations to net income for these communities is as follows (dollars in thousands):

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	Q4	Q4	Full Year	Full Year
	2009	2008	2009	2008

Income from discontinued operations	$2,570	$4,564	$13,974	$27,353
Interest expense, net	—	444	681	3,297
Depreciation expense	1,200	2,363	8,540	15,704

NOI from discontinued operations	$3,770	$7,371	$23,195	$46,354

NOI from assets sold	$571	$3,935	$9,913	$32,695
NOI from assets held for sale	3,199	3,436	13,282	13,659

NOI from discontinued operations	$3,770	$7,371	$23,195	$46,354

Projected NOI, as used within this release for certain development and redevelopment communities and in calculating the Initial Year Market Cap Rate for dispositions, represents management’s estimate, as of the date of this release (or as of the date of the buyer’s valuation in the case of dispositions), of projected stabilized rental revenue minus projected stabilized operating expenses. For development and redevelopment communities, Projected NOI is calculated based on the first year of stabilized operations following the completion of construction. In calculating the Initial Year Market Cap Rate, Projected NOI for dispositions is calculated for the first twelve months following the date of the buyer’s valuation. Projected stabilized rental revenue represents management’s estimate of projected gross potential (based on leased rents for occupied homes and market rents for vacant homes) minus projected economic vacancy and adjusted for concessions. Projected stabilized operating expenses do not include interest, income taxes (if any), depreciation or amortization, or any allocation of corporate-level property management overhead or general and administrative costs. The weighted average Projected NOI as a percentage of Total Capital Cost is weighted based on the Company’s share of the Total Capital Cost of each community, based on its percentage ownership.
Management believes that Projected NOI of the development communities, on an aggregated weighted average basis, assists investors in understanding management’s estimate of the likely impact on operations of the development communities when the assets are complete and achieve stabilized occupancy (before allocation of any corporate-level property management overhead, general and administrative costs or interest expense). However, in this release the Company has not given a projection of NOI on a company-wide basis. Given the different dates and fiscal years for which NOI is projected for these communities, the projected allocation of corporate-level property management overhead, general and administrative costs and interest expense to communities under development is complex, impractical to develop, and may not be meaningful. Projected NOI of these communities is not a projection of the Company’s overall financial performance or cash flow. There can be no assurance that the communities under development will achieve the Projected NOI as described in this release.
Rental Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to rental revenue in conformity with GAAP to help investors evaluate the impact of both current and historical concessions on GAAP based rental revenue and to more readily enable comparisons to revenue as reported by other companies. In addition, rental revenue (with concessions on a cash basis) allows an investor to understand the historical trend in cash concessions.

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A reconciliation of rental revenue from Established Communities in conformity with GAAP to rental revenue (with concessions on a cash basis) is as follows (dollars in thousands):

	Q4	Q4	Full Year	Full Year
	2009	2008	2009	2008
Rental revenue (GAAP basis)	$143,199	$152,424	$587,752	$610,122
Concessions amortized	1,723	1,915	8,000	6,771
Concessions granted	(717)	(2,204)	(6,361)	(8,004)

Rental revenue (with concessions on a cash basis)	$144,205	$152,135	$589,391	$608,889

% change — GAAP revenue		(6.1%)		(3.7%)

% change — cash revenue		(5.2%)		(3.2%)
Economic Gain is calculated by the Company as the gain on sale in accordance with GAAP, less accumulated depreciation through the date of sale and any other non-cash adjustments that may be required under GAAP accounting. Management generally considers Economic Gain to be an appropriate supplemental measure to gain on sale in accordance with GAAP because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold community. The Economic Gain for each of the communities presented is estimated based on their respective final settlement statements. A reconciliation of Economic Gain to gain on sale in accordance with GAAP for both the full year ended December 31, 2009 as well as prior years’ activities is presented in the full earnings release.
Interest Coverage is calculated by the Company as EBITDA from continuing operations, excluding land gains and gain on the sale of investments in real estate joint ventures, divided by the sum of interest expense, net, and preferred dividends. Interest Coverage is presented by the Company because it provides rating agencies and investors an additional means of comparing our ability to service debt obligations to that of other companies. EBITDA is defined by the Company as net income attributable to the Company before interest income and expense, income taxes, depreciation and amortization.
A reconciliation of EBITDA and a calculation of Interest Coverage for the fourth quarter of 2009 are as follows (dollars in thousands):

Net income attributable to the Company	$32,394
Interest expense, net	42,107
Interest expense (discontinued operations)	—
Depreciation expense	55,392
Depreciation expense (discontinued operations)	1,200

EBITDA	$131,093

EBITDA from continuing operations	$90,106
EBITDA from discontinued operations	40,987

EBITDA	$131,093

EBITDA from continuing operations	$90,106
Land gains	(4,589)

EBITDA from continuing operations, excluding land gains	$85,517

Interest charges	$42,107

Interest coverage (1)	2.0

(1)	Adjusted to remove the impact of the October 2009 tender offer, interest coverage is 2.7 times.

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Total Capital Cost includes all capitalized costs projected to be or actually incurred to develop the respective development or redevelopment community, or development right, including land acquisition costs, construction costs, real estate taxes, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees, all as determined in accordance with GAAP. For redevelopment communities, Total Capital Cost excludes costs incurred prior to the start of redevelopment when indicated. With respect to communities where development or redevelopment was completed in a prior or the current period, Total Capital Cost reflects the actual cost incurred, plus any contingency estimate made by management. Total Capital Cost for communities identified as having joint venture ownership, either during construction or upon construction completion, represents the total projected joint venture contribution amount. For joint ventures not in construction as presented in the full earnings release, Total Capital Cost is equal to gross real estate cost.
Initial Year Market Cap Rate is defined by the Company as Projected NOI of a single community for the first 12 months of operations (assuming no repositioning), less estimates for non-routine allowance of approximately $200 - $300 per apartment home, divided by the gross sales price for the community. Projected NOI, as referred to above, represents management’s estimate of projected rental revenue minus projected operating expenses before interest, income taxes (if any), depreciation, amortization and extraordinary items. For this purpose, management’s projection of operating expenses for the community includes a management fee of 3.0% - 3.5%. The Initial Year Market Cap Rate, which may be determined in a different manner by others, is a measure frequently used in the real estate industry when determining the appropriate purchase price for a property or estimating the value for a property. Buyers may assign different Initial Year Market Cap Rates to different communities when determining the appropriate value because they (i) may project different rates of change in operating expenses and capital expenditure estimates and (ii) may project different rates of change in future rental revenue due to different estimates for changes in rent and occupancy levels. The weighted average Initial Year Market Cap Rate is weighted based on the gross sales price of each community.
Unleveraged IRR on sold communities refers to the internal rate of return calculated by the Company considering the timing and amounts of (i) total revenue during the period owned by the Company and (ii) the gross sales price net of selling costs, offset by (iii) the undepreciated capital cost of the communities at the time of sale and (iv) total direct operating expenses during the period owned by the Company. Each of the items (i), (ii), (iii) and (iv) are calculated in accordance with GAAP.
The calculation of Unleveraged IRR does not include an adjustment for the Company’s general and administrative expense, interest expense, or corporate-level property management and other indirect operating expenses. Therefore, Unleveraged IRR is not a substitute for net income as a measure of our performance. Management believes that the Unleveraged IRR achieved during the period a community is owned by the Company is useful because it is one indication of the gross value created by the Company’s acquisition, development or redevelopment, management and sale of a community, before the impact of indirect expenses and Company overhead. The Unleveraged IRR achieved on the communities as cited in this release should not be viewed as an indication of the gross value created with respect to other communities owned by the Company, and the Company does not represent that it will achieve similar Unleveraged IRRs upon the disposition of other communities. The weighted average Unleveraged IRR for sold communities is weighted based on all cash flows over the holding period for each respective community, including net sales proceeds.
Unencumbered NOI as calculated by the Company represents NOI generated by real estate assets unencumbered by either outstanding secured debt or land leases (excluding land leases with purchase options that were put in place for governmental incentives or tax abatements) as a percentage of total NOI generated by real estate assets. The Company believes that current and prospective unsecured creditors of the Company view Unencumbered NOI as one indication of the borrowing capacity of the Company. Therefore, when reviewed together with the Company’s Interest Coverage, EBITDA and cash flow from operations, the Company believes that investors and creditors view Unencumbered NOI as a useful supplemental measure for determining the financial flexibility of an entity. A calculation of Unencumbered NOI for the full year December 31, 2009 is as follows (dollars in thousands):

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NOI for Established Communities	$387,127
NOI for Other Stabilized Communities	81,517
NOI for Development/Redevelopment Communities	77,378

Total NOI generated by real estate assets	546,022
NOI on encumbered assets	192,389

NOI on unencumbered assets	353,633

Unencumbered NOI	65%

Established Communities are identified by the Company as communities where a comparison of operating results from the prior year to the current year is meaningful, as these communities were owned and had stabilized operations as of the beginning of the prior year. Therefore, for 2009, Established Communities are consolidated communities that have stabilized operations as of January 1, 2008 and are not conducting or planning to conduct substantial redevelopment activities within the current year. Established Communities do not include communities that are currently held for sale or planned for disposition during the current year.
Economic Occupancy is defined as total possible revenue less vacancy loss as a percentage of total possible revenue. Total possible revenue is determined by valuing occupied units at contract rates and vacant units at market rents. Vacancy loss is determined by valuing vacant units at current market rents. By measuring vacant apartments at their market rents, Economic Occupancy takes into account the fact that apartment homes of different sizes and locations within a community have different economic impacts on a community’s gross revenue.
Average Rent per Home, as calculated for certain development and redevelopment communities in lease-up, reflects (i) actual average leased rents for those apartments leased through the end of the quarter net of estimated stabilized concessions, (ii) estimated market rents net of comparable concessions for all unleased apartments and (iii) includes actual and estimated other rental revenue. For development and redevelopment communities not yet in lease-up, Average Rent per Home reflects management’s projected rents.

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Exhibit 99.2
For Immediate News Release
February 3, 2010
AVALONBAY COMMUNITIES, INC. ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2009 OPERATING RESULTS
AND PROVIDES INITIAL 2010 FINANCIAL OUTLOOK
(Alexandria, VA) AvalonBay Communities, Inc. (NYSE: AVB) reported today that Net Income Attributable to Common Stockholders (“Net Income”) for the quarter ended December 31, 2009 was $32,394,000. This resulted in Earnings per Share — diluted (“EPS”) of $0.40 for the quarter ended December 31, 2009, compared to a Loss per Share, diluted of $0.02 for the comparable period of 2008. For the year ended December 31, 2009, EPS was $1.93 compared to $5.17 for the year ended December 31, 2008, a per share decrease of 62.7%.
The increase in the fourth quarter 2009 EPS over the prior year period is due primarily to the non-cash charges from land impairments and abandoned pursuit costs incurred in 2008. In addition, asset sales and related gains in the fourth quarter of 2009 were larger than those in the fourth quarter of 2008. The decrease for the full year 2009 EPS over the prior year is primarily due to the reduced number of communities sold and amount of gains related to these sales in 2009 as compared to the prior year.
Funds from Operations attributable to common stockholders — diluted (“FFO”) for the quarter ended December 31, 2009 on a per share basis increased 113.3% to $0.64 per share from $0.30 per share for the comparable period of 2008. FFO per share for the full year ended December 31, 2009 decreased by 4.4% to $3.89 from $4.07 for the comparable period of 2008.
During the fourth quarter 2009, the Company recognized net charges for non-routine items of approximately $29,000,000 due primarily to costs associated with the tender offer on the Company’s unsecured notes completed in October. For the full year 2009, the Company recognized net charges for non-routine items of approximately $46,000,000 due primarily to land impairment charges and costs associated with the October unsecured notes tender. Included in the non-routine charges for the quarter ended December 31, 2009, are impairments for one unconsolidated asset and one land parcel, for a combined total impairment of approximately $3,500,000. While the Company is not aware of any additional impairments present in its portfolio or development pipeline, the Company’s focus on value creation through development of new apartments and the existence of a large development pipeline, presents valuation risk that could result in future impairment charges that are not apparent or determinable at this time.
Detail of the impacts of non-routine items on FFO and Net Income per share amounts for the fourth quarter and full year 2009 and 2008 are presented in Attachment 17.
Adjusting for these non-routine items, FFO per share for the three months and full year ended December 31, 2009 would have decreased by 18.7% and 11.3%, respectively from the prior year periods.
Commenting on the Company’s results, Bryce Blair, Chairman and CEO, said “Our fourth quarter report caps a challenging year for the economy, our industry and the Company. We expect 2010 to be a transition year, where a continued weak economic climate that pressures apartment performance will trend into a period of stronger demand/supply fundamentals for 2011 and beyond. We plan to increase investment activity in 2010 to ensure we deliver product into what we anticipate will be the early growth phase of the next expansion.”
Operating Results for the Quarter Ended December 31, 2009 Compared to the Prior Year Period
For the Company, including discontinued operations, total revenue decreased by $615,000, or 0.3% to $220,653,000. For Established Communities, rental revenue decreased 6.1% due to an increase in Economic Occupancy of 0.2% and a decrease in Average Rental Rates of 6.3%. As a result, total revenue for Established Communities decreased $9,100,000 to $143,440,000. Operating expenses for Established Communities increased $3,219,000, or 6.7% to $51,027,000. Accordingly, Net Operating Income (“NOI”) for Established Communities decreased by $12,319,000, or 11.8% to $92,413,000.

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The following table reflects the percentage changes in rental revenue, operating expenses and NOI for Established Communities for the fourth quarter of 2008 compared to the fourth quarter of 2009:
4Q 09 Compared to 4Q 08

	Rental	Operating		% of
	Revenue	Expenses	NOI	NOI (1)

New England	(5.4%)	3.0%	(10.0%)	20.0%
Metro NY/NJ	(6.6%)	6.0%	(11.7%)	27.4%
Mid-Atlantic/Midwest	(1.1%)	8.6%	(6.3%)	17.1%
Pacific NW	(10.6%)	17.1%	(21.7%)	4.1%
No. California	(10.2%)	7.0%	(16.2%)	19.4%
So. California	(6.6%)	8.3%	(12.4%)	12.0%

Total	(6.1%)	6.7%	(11.8%)	100.0%

(1)	Total represents each region’s % of total NOI from the Company, including discontinued operations.
Operating Results for the Full Year December 31, 2009 Compared to the Prior Year
For the Company, including discontinued operations, total revenue increased by $3,963,000, or 0.4% to $886,668,000. For Established Communities, rental revenue decreased 3.7% due to a decrease in Economic Occupancy of 0.6% and a decrease in Average Rental Rates of 3.1%. As a result, total revenue for Established Communities decreased $22,053,000 to $588,423,000. Operating expenses for Established Communities increased $7,654,000, or 4.0% to $201,296,000. Accordingly, NOI for Established Communities decreased by $29,707,000, or 7.1% to $387,127,000.
The following table reflects the percentage changes in rental revenue, operating expenses and NOI for Established Communities for the full year December 31, 2009 as compared to the full year December 31, 2008:
Full Year 2009 Compared to Full Year 2008

	Rental	Operating		% of
	Revenue	Expenses	NOI	NOI (1)

New England	(4.0%)	2.5%	(7.5%)	20.0%
Metro NY/NJ	(4.3%)	3.0%	(7.4%)	27.4%
Mid-Atlantic/Midwest	(0.6%)	4.3%	(3.4%)	16.7%
Pacific NW	(5.0%)	5.8%	(9.3%)	4.6%
No. California	(4.7%)	4.8%	(7.9%)	20.1%
So. California	(5.0%)	7.2%	(9.7%)	11.2%

Total	(3.7%)	4.0%	(7.1%)	100.0%

(1)	Total represents each region’s % of total NOI from the Company, including discontinued operations.
Cash concessions are recognized in accordance with generally accepted accounting principles (“GAAP”) and are amortized over the approximate lease term, which is generally one year. The following table reflects the percentage changes in rental revenue with concessions on a GAAP basis and Rental Revenue with Concessions on a Cash Basis for our Established Communities:

		Full Year 09
	4Q 09 vs 4Q 08	vs Full Year 08

Rental Revenue Change with Concessions on a GAAP Basis	(6.1%)	(3.7%)

Rental Revenue Change with Concessions on a Cash Basis	(5.2%)	(3.2%)
Development Activity
The Company completed the development of four communities in the fourth quarter of 2009 totaling 1,382 apartment homes for an aggregate Total Capital Cost of $465,200,000:
•	Avalon White Plains located in White Plains, NY contains 407 apartment homes and was completed for a Total Capital Cost of $153,000,000;

•	Avalon Union City located in Union City, CA contains 439 apartment homes and was completed for a Total Capital Cost of $118,700,000;

•	Avalon at Mission Bay North III located in San Francisco, CA contains 260 apartment homes and was completed for a Total Capital Cost of $147,400,000; and

•	Avalon Blue Hills located in Randolph, MA contains 276 apartment homes and was completed for a Total Capital Cost of $46,100,000.
During 2009, the Company completed the development of nine communities containing an aggregate of 2,526 apartment homes for a Total Capital Cost of $810,700,000.
During the fourth quarter of 2009, the Company commenced the development of two communities: Avalon Northborough II, located in Northborough, MA and Avalon at West Long Branch, located in West Long Branch, NJ. These two communities will contain an aggregate 399 apartment homes when completed for an estimated Total Capital Cost of $64,900,000. These communities are the only development starts by the Company in 2009.
At December 31, 2009, the Company had seven communities under development, with a Total Capital Cost of $813,300,000, and $245,000,000 of capital remaining to be funded. This is a decrease from December 31, 2008 when the Company had 14 communities under development with a Total Capital Cost of $1,583,800,000.
Redevelopment Activity
During the fourth quarter of 2009, the Company commenced the redevelopment of Avalon at Willow Creek located in Fremont, CA. Avalon at Willow Creek contains 235 apartment homes and will be

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redeveloped for an estimated Total Capital Cost of $7,500,000, excluding costs incurred prior to redevelopment. The Company did not complete any redevelopments during the fourth quarter of 2009.
During 2009, the Company completed the redevelopment of four communities containing an aggregate of 926 apartment homes for a Total Capital Cost of $28,700,000, excluding costs incurred prior to redevelopment.
Disposition Activity
During the fourth quarter of 2009, the Company sold three communities: Avalon at Parkside, located in San Jose, CA, Avalon Orange, located in New Haven, CT, and Avalon at Flanders Hill, located in Westborough, MA. These three communities contain of 640 apartment homes and were sold for an aggregate sales price of $110,175,000. These dispositions resulted in a gain in accordance with GAAP of approximately $34,190,000 and an Economic Gain of approximately $21,563,000. The weighted average Initial Year Market Cap Rate for these three communities was 6.3% and the Unleveraged IRR over a nine year average holding period was 11.5%.
During 2009, the Company sold five communities containing 1,037 apartment homes. These communities were sold for an aggregate sales price of $179,675,000, resulting in a GAAP gain of approximately $61,116,000 and an Economic Gain of approximately $44,490,000. The weighted average Initial Year Market Cap Rate related to these dispositions was 6.5% and the Unleveraged IRR over a weighted average holding period of approximately 10 years was 13.0%.
In January 2010, the Company sold Avalon at Danada Farms, a 295 apartment home community, located in Wheaton, IL for $45,450,000.
Investment Management Fund Activity
The Company currently has investments in and serves as the manager for two private, discretionary investment management vehicles.
In November 2009, AvalonBay Value Added Fund II, L.P. (“Fund II”) purchased its second community located in Fairfax, VA. The garden-style community containing 491 homes, will be renamed Avalon Fair Oaks and was acquired for a purchase price of $71,000,000 or approximately $145,000 per apartment home.
In February 2010, Fund II purchased its third community located in Montgomery Village, MD. The garden-style community, renamed Avalon Rothbury, contains 203 homes and was acquired for a purchase price of $31,250,000 or approximately $154,000 per apartment home.
Financing, Liquidity and Balance Sheet Statistics
During 2009, the Company raised approximately $1,722,000,000 from a variety of sources as detailed below:
•	Secured debt of $833,580,000, which includes $93,440,000 held in escrow, associated with a Development Right ;

•	Gross proceeds from asset sales of approximately $193,200,000;

•	Unsecured debt of $500,000,000;

•	Issuance of common stock with net proceeds of approximately $103,000,000; and

•	Additional joint venture partner capital commitments for Fund II of approximately $92,000,000.
The proceeds received from these transactions were used to fund the Company’s development and redevelopment activity, to redeem certain secured and unsecured notes (including the October 2009 unsecured note tender discussed in the next section) and to repay all amounts then outstanding on the Company’s unsecured credit facility discussed below.
At December 31, 2009, the Company had no amounts outstanding under its $1,000,000,000 unsecured credit facility and the Company had $316,367,000 in unrestricted cash and cash in escrow. The cash in escrow is available for development activity and includes $93,440,000 in bond proceeds related to an existing Development Right that the Company expects to develop in the future. Unencumbered NOI as a percentage of total NOI generated by real estate assets for the full year December 31, 2009 was 65%. Adjusting for the costs associated with the tender offer completed in October 2009, discussed below, Interest Coverage for the fourth quarter of 2009 was 2.7 times.
Capital Markets Activity
In October 2009, the Company completed a tender offer commenced in September 2009. The Company purchased $300,000,000 principal amount of its unsecured notes at a weighted average purchase price of 108% of par. Also in October 2009, the Company purchased an additional $10,100,000 principal amount of its unsecured notes at a price of 107% of par. The Company recognized a charge for the purchase premium and the accelerated recognition of certain deferred issuance costs of approximately $27,000,000 in the fourth quarter of 2009. All of the notes purchased by the Company were cancelled.
In October 2009, the Company repaid the final $112,200,000 outstanding under its $330,000,000 unsecured term loan in advance of the January 2011 scheduled maturity date.

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Also in October 2009, the Company effectively converted $300,000,000 principal of fixed rate unsecured notes with a weighted average maturity of approximately two years to floating rate debt at a weighted average interest rate of three month LIBOR plus 5.42%, through the execution of interest rate swaps.
In December 2009, the Company repaid a $33,615,000 variable rate secured note, pursuant to its scheduled maturity.
In February 2010, the Company repaid a $13,691,000 6.47% fixed rate secured note in advance of its March 2012 scheduled maturity date.
2010 Financial Outlook
Management considers several third party economic forecasts in setting operating expectations for 2010. Based on a composite view of these forecasts, management expects job growth to emerge in the second half of 2010. Growth in those age groups that have historically demonstrated a higher propensity to rent will continue to generate pent-up demand for rental housing, which may materialize as job markets improve. The for-sale housing market is expected to remain sluggish in most of the Company’s markets during 2010. In addition, the level of new rental completions in the Company’s markets is anticipated to decline during 2010 from 2009 levels.
The following presents the Company’s financial outlook for 2010, the details of which are summarized on Attachments 15 and 16.
Projected EPS is expected to be within a range of $1.60 to $1.85 for the full year 2010.
The Company expects 2010 Projected FFO per share to be in the range of $3.60 to $3.85 as compared to $3.89 for the full year 2009, resulting in a decrease in Projected FFO per share of approximately 4% at the mid-point of the range.
For the first quarter of 2010, the Company expects projected EPS within a range of $1.06 to $1.12. The Company expects Projected FFO per share in the first quarter of 2010 within a range of $0.89 to $0.93.
The Company’s 2010 financial outlook is based on a number of assumptions and estimates, which are provided on Attachment 15 of this release. The primary assumptions and estimates include the following:
Property Operations
•	The Company expects a decline in Established Communities revenue of 3.0% to 4.5%.

•	The Company expects a change in Established Communities operating expenses of (1.0%) to 1.0%.

•	The Company expects a decline in Established Communities NOI within a range of 5.0% to 7.0%.
Development
•	The Company currently has seven communities under development. During 2010, the Company expects to disburse approximately $375,000,000 related to these communities and expected acquisitions of land for future development.

•	The Company expects to complete the development of one community during 2010 for an aggregate Total Capital Cost of approximately $77,400,000.

•	The Company anticipates starting approximately $380,000,000 of new development during 2010, of which $125,000,000 is expected to be disbursed during 2010.
Dispositions
The Company expects gross sales proceeds from planned asset dispositions of approximately $190,000,000 in 2010, occurring in the early part of the year.
Capital Markets
The Company expects to issue new unsecured and secured debt, common stock or other forms of capital in 2010 totaling $200,000,000.
First Quarter 2010 Conference/Event Schedule
The Company expects to release its first quarter 2010 earnings on April 28, 2010 after the market closes. The Company expects to hold a conference call on April 29, 2010 at 1:00 PM EDT to discuss the first quarter 2010 results.
Management is scheduled to attend Citi’s Global Property CEO Conference from Feb 28 — Mar 3, 2010. Management may discuss the Company’s current operating environment; operating trends; development, redevelopment, disposition and acquisition activity; financial outlook and other business and financial matters affecting the Company. Details on how to access related materials will be available beginning February 5, 2010 on the Company’s website at http://www.avalonbay.com/events.
Other Matters
The Company will hold a conference call on February 4, 2010 at 1:00 PM EST to review and answer questions about this release, its fourth quarter and full year results, the Attachments (described below) and

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related matters. To participate on the call, dial 1-877-510-2397 domestically and 1-763-416-6924 internationally.
To hear a replay of the call, which will be available from February 4, 2010 at 3:00 PM EST to February 11, 2010 at 11:59 PM EST, dial 1-800-642-1687 domestically and 1-706-645-9291 internationally, and use Access Code: 49801463.
A webcast of the conference call will also be available at http://www.avalonbay.com/earnings, and an on-line playback of the webcast will be available for at least 30 days following the call.
The Company produces Earnings Release Attachments (the “Attachments”) that provide detailed information regarding operating, development, redevelopment, disposition and acquisition activity. These Attachments are considered a part of this earnings release and are available in full with this earnings release via the Company’s website at http://www.avalonbay.com/earnings. To receive future press releases via e-mail, please submit a request through http://www.avalonbay.com/email.
About AvalonBay Communities, Inc.
As of December 31, 2009, the Company owned or held a direct or indirect ownership interest in 172 apartment communities containing 50,364 apartment homes in ten states and the District of Columbia, of which seven communities were under construction and seven communities were under reconstruction. The Company is an equity REIT in the business of developing, redeveloping, acquiring and managing apartment communities in high barrier to entry markets of the United States. More information may be found on the Company’s website at http://www.avalonbay.com. For additional information, please contact John Christie, Senior Director of Investor Relations and Research at 1-703-317-4747 or Thomas J. Sargeant, Chief Financial Officer at 1-703-317-4635.
Forward-Looking Statements
This release, including its Attachments, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the Company’s use of words such as “expects,” “plans,” “estimates,” “anticipates,” “projects,” “intends,” “believes,” “outlook” and similar expressions that do not relate to historical matters. Actual results may differ materially from those expressed or implied by the forward-looking statements as a result of risks and uncertainties, which include the following: we may abandon development or redevelopment opportunities for which we have already incurred costs; adverse capital and credit market conditions may affect our access to various sources of capital and/or cost of capital, which may affect our business activities, earnings and common stock price, among other things; changes in local employment conditions, demand for apartment homes, supply of competitive housing products, and other economic conditions may result in lower than expected occupancy and/or rental rates and adversely affect the profitability of our communities; increases in costs of materials, labor or other expenses may result in communities that we develop or redevelop failing to achieve expected profitability; delays in completing development, redevelopment and/or lease-up may result in increased financing and construction costs and may delay and/or reduce the profitability of a community; debt and/or equity financing for development, redevelopment or acquisitions of communities may not be available or may not be available on favorable terms; we may be unable to obtain, or experience delays in obtaining, necessary governmental permits and authorizations; and increases in costs of materials, labor or other expenses may result in communities that we develop or redevelop failing to achieve expected profitability. Additional discussions of risks and uncertainties appear in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 under the headings “Risk Factors” and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements” and in subsequent quarterly reports on Form 10-Q.
The Company does not undertake a duty to update forward-looking statements, including its expected operating results for the first quarter and full year 2010. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.
Definitions and Reconciliations
Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and further explained on Attachment 17, “Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.” Attachment 17 is included in the full earnings release available at the Company’s website at http://www.avalonbay.com/earnings.

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